Exhibit 99.1

Somera Communications Acquires Compass Telecom; Advances Equipment Deployment Services Strategy

SANTA BARBARA, Calif., Oct 9, 2002 (BUSINESS WIRE)—Somera Communications (Nasdaq:SMRA), a leading global provider of telecommunications equipment and equipment deployment services, today announced that it has acquired Compass Telecom through an asset purchase transaction.

Atlanta-based Compass Telecom provides outsourced services to support telecom operators’ need to more efficiently optimize their networks and equipment assets. The Company has distinguished itself in its ability to quickly and effectively provide turnkey network deployment for network build-outs, systems upgrades, and customized project implementations for TDMA, CDMA, and GSM platforms. Compass’ customers include many of the leading telecom operators throughout North America, primarily in the wireless sector.

Compass’ executional skills, quality service offerings, and technical knowledge will strengthen Somera’s competencies in equipment deployment services. With this transaction, Somera is now positioned to offer Program and Project Management; Redeployment Planning for fixed network, wireless, microwave, and equipment engineering, and E911 implementation; Inventory Management; Installation & Integration services for site acquisition and land use, construction management, multi-product integration, and installation/de-installation.

“Efficient management of equipment assets has become increasingly important given today’s capital constrained environment. We see a clear trend toward outsourcing this activity among network operators, as well as manufacturers, as they focus their respective internal resources on core competencies,” said Rick Darnaby, Chief Executive Officer of Somera. “With this acquisition, Somera is now better positioned to provide a complete solution to address this growing need. Our equipment supply, and equipment disposition capabilities, combined with our expanding deployment services capabilities, put us in a good position to help our customers optimize their infrastructure equipment assets.”

“Strengthening our deployment services capabilities is integral to our core equipment sales business. Our plan is to make Compass the foundation on which to build these competencies and grow our services revenues,” said Bill D’Agostino, Senior Vice President of Equipment Deployment Services at Somera. “Compass brings an added dimension to our services in two primary areas. First, given the complexity of today’s networks, we have strengthened our capabilities in dealing with multiple wireless technologies. And second, we can now directly offer and self perform a more comprehensive array of network deployment tasks.”

“We are excited to be joining forces with the category leader in telecom equipment deployment,” added Matt Prather of Compass Telecom. “Somera and Compass share a commitment to providing greater value and executional superiority in supporting our customers’ need to optimize their equipment assets and networks in a more efficient manner. There are tremendous synergies between our respective companies which combined, should strengthen our abilities to deliver a more comprehensive solution to the marketplace.”

Somera currently provides three categories of services: Equipment Asset Optimization for redeployment planning, inventory management, and asset valuation, management, and liquidation; Equipment Installation & Integration for installations/de-installation and multi-product integration; and Equipment Quality Enhancement for customization, refurbishing, and repair. In addition to program and project management capabilities, the Compass acquisition is expected to enhance Somera’s redeployment planning, asset management, installation/de-installation, and integration competencies.

About Somera Communications

Somera delivers a unique value to telecom operators by supporting their need to better manage their networks more efficiently and cost-effectively. The Company’s unique combination of equipment sourcing and services provides a seamless, integrated approach to telecom equipment deployment. By working with Somera, operators can stretch budgets and make fast, multi-vendor equipment and service purchase decisions from a single cost-effective source. Founded in 1995, Somera has developed an impressive base of over 1,100 customers worldwide, including the industry leaders from each segment of the telecommunications market. Visit Somera on the Web at www.somera.com.

This news release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including those regarding Somera’s account management and services strategy, and the future market demand for outsourced services. These statements involve risks and uncertainties regarding Somera’s business that may differ materially from actual future events or results, including, but not limited to, general economic conditions particularly affecting the telecommunications industry; the impact of competition in the market for supplying equipment and services to telecommunications operators; Somera’s ability to build services capabilities; and other factors fully described in the Company’s reports to the Securities and Exchange Commission, including, but not limited to, the report on Form 10-K for the fiscal year ended December 31, 2001, and quarterly reports filed on Form 10-Q. The Company does not undertake to update any forward-looking statements that may be made by or on behalf of the Company. Copies of Somera’s Securities & Exchange Commission filings may be obtained by contacting Investor Relations, Somera Communications, at 1-805-681-3322.

CONTACT:	Somera Communications
Kelly Delany, 805.699.3384 kdelany@somera.com